UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2024

APTOSE BIOSCIENCES INC.

(Exact name of registrant as specified in its charter)

Canada	001-32001	98-1136802
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

251 Consumers Road, Suite 1105 Toronto, Ontario M2J 4R3 Canada
(Address of Principal Executive Offices) (Zip Code)

(647) 479-9828

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	APTO	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On May 30, 2024, Aptose Biosciences Inc., a Canadian corporation (the “Corporation”), entered into a securities purchase agreement (the “Securities Purchase Agreement”) with an institutional investor (the “Investor”) pursuant to which the Investor has agreed to purchase from the Corporation, and the Corporation has agreed to issue and sell to the Investor, (i) 1,800,000 common shares of the Corporation at a price of $1.15 per share, and (ii) 2,055,000 pre-funded common share purchase warrants (the “Pre-Funded Warrants”) exercisable for 2,055,000 common shares at an exercise price of $0.001 per common share, in a registered direct offering priced at-the-market under Nasdaq rules, and (ii) in a concurrent private placement (the “Private Placement”) series A warrants to purchase up to 3,855,000 common shares and series B warrants to purchase up to 3,855,000 common shares, each at an exercise price of $1.15 per share. The warrants issued in the Private Placement will be exercisable beginning on the effective date of shareholder approval of the issuance of the common shares issuable upon exercise of such warrants. The series A warrants will expire five years from the date of shareholder approval and the series B warrants will expire eighteen months from the date of shareholder approval. Assuming the full exercise of the Pre-Funded Warrants, the gross proceeds from the sale of the securities pursuant to the Securities Purchase Agreement will be $4,433,250. The offering is expected to close on or about June 3, 2024, subject to the satisfaction of customary closing conditions.

H.C. Wainwright & Co., LLC (the “Placement Agent”) is acting as the exclusive placement agent for the offering, and the Corporation has agreed to pay the Placement Agent a cash fee of 7.0% of the gross proceeds of offering, a non-accountable expense of $60,000 and $15,950 for clearing expenses. The Corporation has also agreed to issue to the Placement Agent, or its designees, warrants to purchase up to 192,750 common shares of the Corporation, at an exercise price of $1.4375 per common share. Such warrants will be exercisable beginning on the effective date of shareholder approval of the issuance of the common shares issuable upon exercise of such warrants and expire five years from the commencement of the sales pursuant to offering.

The shares, the Pre-Funded Warrants and the common shares issuable thereunder (but not the Private Placement, the Warrants to be issued to the Placement Agent (or its designees) and the common shares issuable thereunder) were offered and sold by the Corporation pursuant to a prospectus supplement, dated May 30, 2024, in connection with a takedown from the Corporation’s shelf registration statement on Form S-3 (File No. 333-267801).

The foregoing description of the Securities Purchase Agreement, the securities to be issued pursuant thereto, and the warrants to be issued to the Placement Agent is qualified in its entirety by reference to the forms of the Securities Purchase Agreement and such securities, the forms of which are filed as Exhibits 10.1, 10.2, 10.3 and 10.4 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

The issuance of the warrants in the Private Placement, and the issuance of the warrants to the Placement Agent, and the common shares issuable thereunder, are each intended to be exempt from registration under the Securities Act of 1933, as amended, pursuant to the exemption provided by Section 4(a)(2) thereof.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

5.1	Opinion of McCarthy Tétrault LLP

5.2	Opinion of Dorsey & Whitney LLP related to the Pre-Funded Warrants

10.1	Form of Securities Purchase Agreement

10.2	Form of Common Share Purchase Warrant

10.3	Form of Placement Agent Common Share Purchase Warrant

10.4	Form of Pre-Funded Common Share Purchase Warrant

104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aptose Biosciences Inc.

Date: June 3, 2024	By:	/s/ William G. Rice, Ph.D.
William G. Rice, Ph.D.
Chairman, President, and Chief Executive Officer